UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 7, 2020

ACQUIRED SALES CORP.

(Exact name of registrant as specified in its charter)

Nevada	87-0479286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 N. Suffolk Lane, Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

847-915-2446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Execution of Agreement and Plan of Merger – Warrender Enterprise Inc. d/b/a Lifted Liquids

On January 7, 2020, Acquired Sales Corp. (the “Company”), Gerard M. Jacobs and William C. “Jake” Jacobs entered into an Agreement and Plan of Merger (“Merger Agreement”) with Warrender Enterprise Inc. d/b/a Lifted Liquids (“Lifted”) and its owner Nicholas C. Warrender (“Warrender”) to, subject to a number of conditions, acquire 100% of the ownership of Lifted for consideration of (1) $3,750,000 in cash, (2) a promissory note issued by the Company for an additional $3,750,000 (“Promissory Note”), (3) 4,545,455 shares of the Company’s unregistered common stock, and (4) warrants to purchase 1,820,000 shares of the Company’s unregistered common stock at an exercise price of $5.00 per share. The Company will pay the $3,750,000 cash portion of the consideration from cash on hand.

The Promissory Note is to be secured by (a) a first lien security interest in all of the assets of the Company; and (b) a pledge of all of the capital stock of the Lifted subsidiary held by the Company post-merger and all of the common stock of Bendistillery Inc., Bend Spirits, Inc., and Ablis Holding Company that is owned by the Company.

The Promissory Note accrues interest at 2% per annum and must be repaid at the sooner of five years from execution or that time in which the Company’s consolidated earnings from the date of the closing of the merger exceeds $7.5 million.

In connection with the Merger, Warrender will be granted registration rights for the 4,545,455 shares of the Company’s unregistered common stock that he is to receive in connection with the Merger.

Also in connection with the Merger, Warrender, William C. “Jake” Jacobs, Gerard M. Jacobs, and the Roberti Jacobs Family Trust, who together as a group will have stockholder and managerial control of the Company, will enter into a stockholder agreement wherein they must unanimously agree on Board members and on any liquidation event involving the Company or its assets.

The Merger Agreement also requires that the Company enter into an employment agreement with Warrender, where Warrender is entitled to $100,000 in base salary and an annual bonus stemming from the Company’s cash management bonus pool.

There will be many conditions to closing of the Merger Agreement, many of which are outside of the parties’ control and we cannot predict whether these conditions will be satisfied. There are no assurances when or if closing of the merger as set out in the Merger Agreement will occur.

Closing of the acquisition of Lifted is subject to a number of conditions, including but not limited to approval of the Company’s stockholders, providing required stockholder information and notice, and the completion, filing and clearance of all necessary securities filings.

The foregoing description of the Merger Agreement and its exhibits, including the Promissory Note, Warrender Employment Agreement, Registration Rights Agreement, and Stockholder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, and the exhibits thereto, which are attached as Exhibit 10.56 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Any equity securities that may be issued in the Company’s capital raise to complete the Merger Agreement or fulfill the obligations stemming from it will not be registered at the time of issuance under the Securities Act of 1933, as amended, or applicable state laws and may not be offered or sold in the United States absent registration or an available exemption under applicable federal and state securities laws. The disclosures in this Form 8-K regarding the Company’s capital raise to finance the promissory note or any portion of the Merger Agreement are being made pursuant to Rule 135c under the Securities Act of 1933. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company or Lifted.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.56Merger Agreement between Acquired Sales Corp., Gerard M. Jacobs, William C. “Jake” Jacobs and Warrender Enterprise Inc. d/b/a Lifted Liquids and its owners

Exhibit 99.1Press Release Dated January 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACQUIRED SALES CORP.

/s/ Gerard M. Jacobs

Gerard M. Jacobs

Chief Executive Officer

Dated:  January 8, 2020